UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Technology Center Drive
Suite 300
Stoughton, MA 02072

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 14, 2022, Collegium Pharmaceutical, Inc., a Delaware corporation (“Collegium”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bristol Acquisition Company Inc., a Delaware corporation and wholly owned subsidiary of Collegium (“Purchaser”), and BioDelivery Sciences International, Inc., a Delaware corporation (“BDSI”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, as promptly as practicable (but in no event more than 10 business days after the date of the Merger Agreement), Purchaser will commence a cash tender offer (the “Offer”), to acquire all of the outstanding shares (the “Shares”) of BDSI’s common stock, $0.001 par value per share (the “BDSI Common Stock”), at an offer price of $5.60 per Share in cash, subject to applicable withholding taxes and without interest (the “Offer Price”). The Offer will initially remain open for 20 business days from the date of commencement of the Offer, subject to extension under certain circumstances.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to customary closing conditions set forth in the Merger Agreement, including, but not limited to, that (i) at least one Share more than 50% of the total number of Shares of BDSI Common Stock issued and outstanding have been validly tendered into and not validly withdrawn from the Offer and (ii) the waiting period (or any extension thereof) applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, have expired or been terminated.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into BDSI, with BDSI surviving as a wholly owned subsidiary of Collegium (the “Merger”). The Merger shall be governed by and effected under Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with no stockholder vote required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), the Shares then outstanding (other than Shares held by (i) BDSI or its subsidiaries (including Shares held in BDSI’s treasury), (ii) Collegium, Purchaser, any other direct or indirect wholly owned subsidiary of Collegium, or (iii) stockholders of BDSI who have properly exercised and perfected their statutory rights of appraisal under the DGCL) will each be converted into the right to receive the Offer Price.

The Merger Agreement provides that each stock option to purchase shares of BDSI Common Stock (a “BDSI Option”) that is outstanding as of immediately prior to the Effective Time shall automatically accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. As of the Effective Time, each BDSI Option with a per share exercise price less than the Offer Price that is then outstanding and unexercised shall be cancelled and converted into the right to receive cash in an amount equal to the product of (x) the total number of Shares subject to such BDSI Option multiplied by (y) the excess, if any, of the Offer Price over the exercise price payable per Share under such BDSI Option, net of applicable withholding taxes. Each BDSI Option with an exercise price equal to, or greater than, the Offer Price that is then outstanding and unexercised shall be cancelled without any consideration paid therefor whether before or after the Effective Time.

The Merger Agreement also provides that each restricted stock unit award issued by BDSI (a “BDSI RSU”) that is outstanding as of immediately prior to the Effective Time shall automatically accelerate and become fully vested immediately prior to, and contingent upon, the Effective Time. As of the Effective Time, each BDSI RSU that is then outstanding shall be cancelled and converted into the right to receive cash in an amount equal to the product of (x) the total number of Shares issuable in settlement of such BDSI RSU multiplied by (y) the Offer Price.

The Merger Agreement further provides that, as of the Effective Time, each outstanding warrant to purchase shares of BDSI Common Stock (a “BDSI Warrant”) that is outstanding as of immediately prior to the Effective Time with an exercise price less than the Offer Price shall be cancelled and converted into the right to receive cash in an amount equal to the product of (x) the total number of Shares subject to such BDSI Warrant multiplied by (y) the excess, if any, of the Offer Price over the exercise price payable per Share under such BDSI Warrant.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, BDSI has agreed, subject to certain exceptions, to conduct in all material respects its business and operations in the ordinary course and has agreed to certain other customary operating covenants, as set forth more fully in the Merger Agreement. BDSI has also agreed not to, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (as defined in the Merger Agreement), (ii) engage in, continue or otherwise participate in any discussions (except to notify a person that makes any inquiry or offer with respect to an Acquisition Proposal of the existence of the applicable provisions of the Merger Agreement or to clarify whether any such inquiry, offer or proposal constitutes an Acquisition Proposal) or negotiations regarding, or furnish to any other person any information in connection with, or for the purpose of soliciting, knowingly encouraging or facilitating, an Acquisition Proposal, (iii) adopt, approve or enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or (iv) waive or release any person from, fail to use reasonable best efforts to enforce any standstill agreement or any standstill provisions of any contract entered into in respect of an Acquisition Proposal or any proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal. Notwithstanding these restrictions, BDSI may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information to and engage in or otherwise participate in discussions or negotiations with third parties with respect to an unsolicited, bona fide written Acquisition Proposal that the board of directors of BDSI (the “BDSI Board”) has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes or could reasonably be expected to lead to a Superior Offer (as defined in the Merger Agreement).

The Merger Agreement also includes customary termination provisions for both BDSI and Collegium and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by BDSI to accept and enter into a definitive agreement with respect to a Superior Offer, BDSI will be required to pay Collegium a termination fee of an amount in cash equal to $18,120,000 million (the “Termination Fee”). Any such termination of the Merger Agreement by BDSI in connection with a Superior Offer is subject to certain conditions, including BDSI’s compliance with certain procedures set forth in the Merger Agreement, a determination by the BDSI Board that the failure to take such action would be inconsistent with the BDSI Board’s fiduciary duties to BDSI’s stockholders under applicable law and the payment of the Termination Fee by BDSI.

The BDSI Board has unanimously (i) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger (the “Transactions”), (ii) determined that the transactions contemplated thereby, including the Transactions, are in the best interests of BDSI and its stockholders, (iii)  resolved that the Merger shall be governed by and effected under Section 251(h) of the DGCL and (iv) resolved to recommend that the stockholders of BDSI accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

In connection with the entry into the Merger Agreement, Collegium entered into a commitment letter (the “Debt Commitment Letter”) with Pharmakon Advisors, L.P. (“Pharmakon”) pursuant to which funds managed by Pharmakon have committed, subject to customary conditions, to provide to Collegium a four (4) year senior secured term loan facility in an aggregate principal amount of $650 million (the “Term Facility”). Proceeds from the Term Facility will be used to finance a portion of Collegium’s acquisition of BDSI, as well as to repay the outstanding debt of Collegium and BDSI and pay certain fees and expenses related thereto. The Term Facility will have $100 million in amortization payments during the first year and the remaining $550 million balance will amortize in equal quarterly installments over the remaining three (3) years. The loan will initially bear interest at 3-month LIBOR plus 7.50% per annum subject to a 1.20% floor, and Collegium will pay a one-time fee of 2% due at signing and 1% due at closing. The obligation of Pharmakon to provide the financing under the Debt Commitment Letter is subject to a number of conditions, including the receipt by Pharmakon of executed loan documentation, the accuracy of certain representations and warranties in all material respects and consummation of the Transactions as contemplated by the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein. The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by BDSI to Collegium and Purchaser in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts and circumstances of BDSI, Collegium or Purchaser, as applicable, at the time they were made and investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about BDSI or Collegium and/or Purchaser, as applicable, in their respective public reports filed with the Securities and Exchange Commission (the “SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in BDSI’s or Collegium’s public disclosures, as applicable.

Tender and Support Agreements

On February 14, 2022, in connection with the execution of the Merger Agreement, certain stockholders of BDSI, including BDSI’s executive officers and members of the BDSI Board (the “Supporting Stockholders”), entered into Tender and Support Agreements with Collegium and Purchaser (the “Support Agreements”). Under the terms of the Support Agreements, the Supporting Stockholders have agreed, among other things, to tender, pursuant to the Offer, their Shares in the Offer, vote their Shares in favor of the Merger, as applicable, and, subject to certain exceptions, not to transfer any of the Shares that are subject to the Support Agreements. As of February 14, 2022, the Supporting Stockholders beneficially owned an aggregate of approximately 9.59% of the outstanding Shares. The Support Agreements will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing description of the Support Agreements is not complete and is qualified in its entirety by reference to the form of Support Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On February 14, 2022, Collegium issued a press release announcing the execution of the Merger Agreement (the “Press Release”). Also, on February 14, 2022, Collegium held a conference call to discuss, among other things, the announcement of the execution of the Merger Agreement and the Transactions as well as an investor presentation regarding the same (the “Investor Presentation”). A copy of the Press Release and the Investor Presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K

The information included in this item and Exhibit 99.1 are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item and Exhibit 99.1 be incorporated by reference into Collegium’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Additional Information about the Transaction and Where to Find It

The Offer has not yet commenced, and this release is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of BDSI or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Collegium and its acquisition subsidiary, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by BDSI. The Offer to purchase the outstanding shares of common stock of BDSI will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by BDSI under the “Investors” section of BDSI’s website at ir.bdsi.com. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by Collegium under the “Investors” section of Collegium’s website at ir.collegiumpharma.com.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed herewith contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this Current Report on Form 8-K include, among others, statements related to the acquisition of BDSI and the expected synergies, benefits and timing thereof, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio, development programs, patent terms and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from our current expectations.  Actual results may differ materially from management’s expectations and such forward-looking statements in this filing could be affected as a result of various important factors, including risks relating to, among others: risks related to our ability to complete the transaction on the proposed terms and schedule or at all; whether the tender offer conditions will be satisfied, including whether sufficient stockholders of BDSI tender their shares in the transaction; the outcome of legal proceedings that may be instituted against BDSI and/or others relating to the transaction; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; risks related to the ability to realize the anticipated benefits and synergies of the proposed acquisition, including the possibility that the expected benefits and synergies from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this filing or the consummation of the proposed acquisition on the market price of our common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; risks related to future opportunities and plans for BDSI and its products, including uncertainty of the expected financial performance of BDSI and its products; the impact of the COVID-19 pandemic on our ability to conduct our business, reach our customers, and supply the market with our products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to obtain and maintain regulatory approval of our products and any product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product; the size of the markets for our products and product candidates, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products and product candidates; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement, opioid-related or other litigation that may be brought by or against us, including litigation with Purdue Pharma, L.P.; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our and BDSI’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this filing speak only as of the date of this filing. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this filing.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

2.1*	Agreement and Plan of Merger, dated as of February 14, 2022, by and among Collegium Pharmaceutical, Inc., Bristol Acquisition Company Inc. and BioDelivery Sciences International, Inc.

10.1	Form of Tender and Support Agreement, dated as of February 14, 2022, by and among Collegium Pharmaceutical, Inc., Bristol Acquisition Company Inc. and certain stockholders of BioDelivery Sciences International, Inc.

99.1	Press release of Collegium Pharmaceutical, Inc. dated February 14, 2022

99.2	Investor Presentation of Collegium Pharmaceutical, Inc. dated February 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Collegium agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2022	Collegium Pharmaceutical, Inc.

	By:	/s/ Colleen Tupper
Name: Colleen Tupper
Title: Executive Vice President and Chief Financial Officer